Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of October 11, 2007, by and among Simex Technologies, Inc., a Delaware corporation (“Parent”), Simex CT Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Sub”), and College Tonight, Inc., a Delaware corporation (the “Company”).

RECITALS

A. The Boards of Directors of the Company, Parent and Sub have determined that it is advisable and in the best interests of the shareholders of their respective companies that Sub merge with and into the Company (the “Merger”), with the Company to survive the Merger and to become a wholly owned subsidiary of Parent, on the terms and subject to the conditions set forth in this Agreement, and, in furtherance thereof, have approved and declared advisable the Merger, this Agreement and the other transactions contemplated by this Agreement.

B. The Company, Sub and Parent desire to make certain representations, warranties, covenants and other agreements in connection with the Merger as set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.01

Certain Definitions. As used in this Agreement, the following terms shall have the meanings indicated below.

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

“Business Day” shall mean a day (A) other than Saturday or Sunday, and (B) on which commercial banks are open for business in Atlanta, Georgia.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

 “Contract” means any written, oral or other agreement, contract, subcontract, lease, binding understanding, obligation, promise, instrument, indenture, mortgage, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, which, in each case, is legally binding upon

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the Parent and Sub or on any of its Subsidiaries, or on Company or any of its Subsidiaries, as the case may be.

 “Dissenting Shares” shall mean any shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and in respect of which dissenters’ rights shall have been perfected in accordance with Delaware Law in connection with the Merger.

“Encumbrance” means, with respect to any asset or security, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, conditional sale or other security arrangement, collateral assignment, charge, adverse claim of title, ownership or right to use, restriction or other encumbrance of any kind in respect of such asset or security (including any restriction on (i) the voting of any security or the transfer of any security or other asset, (ii) the receipt of any income derived from any asset, (iii) the use of any asset, (iv) the transfer of any attribute of ownership of any asset or (v) the operation of any asset in the conduct of the business of the entity and its Subsidiaries as currently conducted and as currently proposed to be conducted by it (without regard to the Merger)).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“GAAP” shall mean United States generally accepted accounting principles.

“Delaware Law” shall mean the Delaware General Corporation Law, as amended.

“Governmental Body” means any foreign, national, federal, state, provincial, local or municipal government (including any agency, branch, department, or division thereof and any court or other tribunal), quasi-government, self-governing body or any other body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Group” shall have the definition ascribed to such term under Section 13(d) of the Exchange Act.

“Knowledge or Known” means (i) the actual Knowledge of the Party, and (ii) the Knowledge such Party would have or should have acquired after conducting a reasonable investigation concerning the relevant matters as would be adequate and appropriate under the circumstances.

“Legal Requirements” means with respect to any Person, any federal, state, foreign, local, municipal or other law, statute, constitution, principle of common law, ordinance, code, permit, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any orders, writs, injunctions, binding awards of a court or arbitrator, judgments and decrees applicable to such Person or its Subsidiaries, their business or any of their respective assets or properties.

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“License” or “Licenses” means any and all governmental and regulatory licenses, permits and approvals necessary to the conduct of the business of a Party as it is currently conducted.

“Material Adverse Effect” with respect to any entity means any change, event, violation, inaccuracy, circumstance or effect (each, an “Effect”) that, individually or taken together with all other Effects, and regardless of whether or not such Effect constitutes a breach of the representations or warranties made by such entity in this Agreement, is, or is reasonably likely to, (i) be or become materially adverse in relation to the condition (financial or otherwise), properties, assets (including intangible assets), business, operations or results of operations of such entity and its Subsidiaries, taken as a whole, or (ii) materially impede or delay such entity’s ability to consummate the transactions contemplated by this Agreement in accordance with its terms and applicable Legal Requirements, except to the extent that any such Effect is proximately caused by one or more of the following: (A) changes or conditions affecting the economy in general or changes in regulatory conditions generally (provided, in each such case, that such changes or conditions do not affect such entity disproportionately as compared to such entity’s competitors), (B) general changes in the industry in which the entity or its Subsidiaries operates (provided that such changes do not affect such entity or its Subsidiaries disproportionately as compared to such entity’s competitors), and (C) any delay in the pacing of customer purchases from such entity directly resulting from the announcement and pendency of the Merger. Changes in the trading volume or trading prices of such entity’s capital stock shall not be deemed to constitute a Material Adverse Effect in and of themselves; provided further, that such exclusion shall not apply to any underlying Effect that may have caused such change in trading prices or volumes.

“Ordinary Course of Business” means any action taken by a Party will be deemed to have been taken in the “Ordinary Course of Business” only if:

(a)

such action is consistent with the past practices of the Party and is taken in the ordinary course of the normal day-to-day operations of the Party;

(b)

such action is similar in nature and magnitude to actions customarily taken without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority) in the ordinary course of normal day-to-day operations of other Persons that are in the same line of business as the Party.

“Organizational Documents” means, in respect of any corporation, limited liability company or any other entity: (a) its articles or Articles of Incorporation, Articles of Organization, memorandum of association, charter or other constitutive document; (b) its bylaws, articles of association, statutes, operating agreement or other governing document; and (c) any amendment to any of the foregoing.

“Parent Capital Stock” shall mean the Parent Common Stock and the Parent Capital Stock.

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“Parent Common Stock” shall mean the common stock, par value $0.0001 per share, of Parent.

“Parent Preferred Stock” shall mean the Series A Convertible Preferred Stock, par value $0.001 per share, of the Parent.

 “Party” shall mean any signatory to this Agreement.

“Per-Share Stock Amount” shall mean 2,412,800 divided by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

“Person” shall mean any natural person, company, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization or Governmental Entity.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, notice, challenge, proceeding or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Subsidiary” shall mean, with respect to an entity, any Person of which such entity, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries (i) directly or indirectly owns or controls securities or other interests representing more than 50% of the voting power of such Person, or (ii) is entitled, by Contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such Person’s board of directors or other governing body.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) shall mean (i) any income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (each, a “Tax Authority”), (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or

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successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person.

“Tax Return” shall mean any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) required to be filed with respect to Taxes.

Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1.1 shall have the meanings assigned to such terms in this Agreement.

Section 1.02

The Merger. At the Effective Time (as defined in Section 1.04), on the terms and subject to the conditions set forth in this Agreement, a Certificate of Merger filed with the Secretary of State of Delaware in accordance with Delaware law (the “Certificate of Merger”) and the applicable provisions of Delaware Law, Sub shall merge with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

Section 1.03

Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at a time and date to be specified by the parties which will be no later than the second Business Day after the satisfaction or waiver of each of the conditions set forth in Article V or at such other time as the parties hereto agree in writing. The Closing shall take place at the offices of Jones, Haley & Mottern, P.C., 115 Perimeter Center Place, Suite 170, Atlanta, Georgia 30346, or at such other location as the parties hereto agree in writing. The date on which the Closing occurs is herein referred to as the “Effective Time.”

Section 1.04

Effective Time. At the Closing, after the satisfaction or waiver in writing of each of the conditions set forth in Article VI, Sub and the Company shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of acceptance by the Secretary of State of the State of Delaware of such filing or such later time as may be agreed to by Parent and the Company and specified in the Certificate of Merger being referred to herein as the “Effective Time”).

Section 1.05

Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become debts, liabilities and duties of the Surviving Corporation.

Section 1.06

Certificate of Incorporation; Bylaws.

(a)

At the Effective Time, the Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation

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of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation will be amended as of the Effective Time to read: “The name of the corporation is College Tonight, Inc.”

(b)

At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

Section 1.07

Directors and Officers. At the Effective Time, the directors and officers of the Sub shall resign without liability to the Sub, and the Sub shall appoint nominees of the Company to fill the vacant positions.  At the Effective Time, the Parent shall appoint Zachary Suchin and Jason Schutzbank to the board of directors of the Parent, and Kjell I. Jagelid and Warren Traver will tender their resignations, which shall be effective upon the Parent’s compliance with Section 14 of the Securities Exchange Act of 1934.

Section 1.08

Effect on Capital Stock.

(a)

On the terms and subject to the conditions set forth in this Agreement, and without any action on the part of any holder of Company Common Stock:

(i)

At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares canceled pursuant to Section 1.8(b)) shall be converted into the right to receive, subject to and in accordance with Section 1.10(c), that number of shares of Parent Preferred Stock equal to the Per-Share Stock Amount. As of the Effective Time, all such shares of Company Common Stock (other than Dissenting Shares and shares canceled pursuant to Section 1.8(b)) shall automatically be cancelled and no longer deemed outstanding, and the holders thereof shall not have any rights with respect thereto, except the right to receive the Per-Share Stock Amount, without interest, upon surrender of Certificates (as defined in Section 1.10) in accordance with Section 1.10.

(ii)

At the Effective Time, each share of capital stock of Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the sole shareholder of Sub, be converted into and become one share of common stock of the Surviving Corporation (and the shares of Surviving Corporation into which the shares of Sub capital stock are so converted shall be the only shares of the Surviving Corporation’s capital stock that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Sub common stock will evidence ownership of such shares of common stock of the Surviving Corporation.

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(b)

Cancellation of Company Common Stock Owned by the Parent and Sub and Company. At the Effective Time, all shares of Company Common Stock that are owned by the Company as treasury stock immediately prior to the Effective Time, and each share of Company Common Stock owned by Parent or Sub or any direct or indirect wholly owned Subsidiary of the Parent or Sub immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof.

(c)

Adjustments. In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Common Stock or the Parent Capital Stock occurring after the date of this Agreement and prior to the Effective Time, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

(d)

Dissenters’ Rights. Notwithstanding anything to the contrary contained herein and except as provided in this Section 1.8(d), no Dissenting Share shall be converted into the right to receive the Per-Share Stock Amount but shall instead be converted into the right to receive such consideration as may be due with respect to such Dissenting Shares pursuant to Delaware Law. Each holder of Dissenting Shares who, pursuant to the provisions of Delaware Law, becomes entitled to payment thereunder for such shares shall receive payment therefor in accordance with Article 13 of Delaware Law (but only after the value of such Dissenting Shares shall have been agreed upon or finally determined pursuant to the provisions of Delaware Law). The Company shall give Parent (i) prompt notice of any such demands received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company, and (ii) the right to direct all negotiations and proceedings with respect to such demands under Delaware Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment or offer to make any payment with respect to, or settle or offer to settle, any claim or demand in respect of any Dissenting Shares. If, after the Effective Time, any Dissenting Shares lose their status as Dissenting Shares, then any such shares shall immediately be converted into the right to receive the Per-Share Stock Amount without interest pursuant to Section 1.8(a) in respect of such shares as if such shares never had been Dissenting Shares, and Parent shall issue and deliver to the holder thereof, at (or as promptly as reasonably practicable after) the applicable time or times, following the satisfaction of the applicable conditions, in each case as set forth in Section 1.10(c), the amount of cash to which such holder would be entitled in respect thereof under Section 1.8(a) as if such shares never had been

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Dissenting Shares (and all such cash shall be deemed for all purposes of this Agreement to have become deliverable to such holder pursuant to Section 1.8(a)).

Section 1.09

Surrender of Certificates.

(a)

Exchange Agent. Parent’s transfer agent, Colonial Stock Transfer, Inc., shall act as exchange agent (the “Exchange Agent”) in the Merger.

(b)

Parent to Authorize Issuance of Shares. Promptly following the Effective Time, Parent shall authorize the Exchange Agent to issue an aggregate 2,412,800 shares of Parent Preferred Stock in exchange for the Company Common Stock in accordance with this Article I.

(c)

Exchange Procedures. Promptly following the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates (“Certificates”) which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, (i) a letter of transmittal (that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall contain such other customary provisions as Parent may reasonably specify), and (ii) instructions for use of such letter of transmittal in effecting surrender of Certificates in exchange for the Per-Share Stock Amount payable pursuant to Section 1.08(a). Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, each holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of Parent Preferred Stock that such holder has the right to receive pursuant to Section 1.8(a) in respect of such Certificate, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive the Per-Share Stock Amount pursuant to Section 1.8(a) for each share of Company Common Stock to which such Certificate relates.

(d)

Transfers of Ownership. If any share of Parent Preferred Stock is to be issued to a Person other than the Person to which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the payment thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the payment of cash in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

(e)

No Liability. Notwithstanding anything to the contrary in this Section 1.10, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be

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liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f)

Unclaimed Shares. Notwithstanding anything to the contrary contained herein, if any Certificate has not been surrendered prior to the fifth anniversary of the Effective Time (or immediately prior to such earlier date on which the consideration payable pursuant to Section 1.8(a) in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable Legal Requirements, become the property of Parent, free and clear of all claims or interests of any Person previously entitled thereto.

Section 1.10

No Further Ownership Rights in Company Common Stock. All shares of Parent Preferred Stock issued or issuable following the surrender for exchange of shares of Company Common Stock in accordance with the terms of this Agreement shall be so issued or issuable in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Company of shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for any reason, such Certificate shall be canceled and exchanged as provided in this Article I.

Section 1.11

Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the record holder thereof, the Exchange Agent shall issue in exchange for such Certificate the shares of Parent Preferred Stock issuable pursuant to Section 1.8(a) in respect of such Certificate; provided, however, that Parent or the Exchange Agent may, in its reasonable discretion and as a condition precedent to the exchange thereof, require the record holder of such Certificate to deliver a bond in such sum as Parent or the Exchange Agent may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation, the Exchange Agent and/or any of their respective representatives or agents with respect to such Certificate.

Section 1.12

Tax Consequences. Parent makes no representations or warranties to the Company regarding the Tax treatment of the Merger, or any Tax consequences to the Company of this Agreement, the Merger, or any of the other transactions or agreements contemplated hereby. The Company acknowledges that the Company is relying solely on its own Tax advisors in connection with this Agreement, the Merger and the other transactions and agreements contemplated hereby.

Section 1.13

Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Company and Sub, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company and Sub or

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otherwise, to take all lawful action necessary or desirable to accomplish such purpose or acts so long as such action is not inconsistent with this Agreement.

Section 1.14

Shares to Company Principals.  With respect to the shares of Parent Parent Stock issued Zach Suchin and Jason Schutzbank in the Merger, 200,000 shares each shall be subject to future cancellation and forfeiture under the following conditions:

(a)

If the Company website does not have documented proof of 500,000 registered users (as defined below) by the second anniversary of Closing, then 100,000 shares of Parent Preferred Stock held by each of Zach Suchin and Jason Schutzbank shall be cancelled.

(b)

If the Company website does not have documented proof of 1,000,000 registered users (as defined below) by the third anniversary of Closing, then 100,000 shares of Parent Preferred Stock held by each of Zach Suchin and Jason Schutzbank shall be cancelled.

(c)

For purposes of this Section 1.14, a “registered user” is defined as an individual who accesses any Company service or subsidiary, by any means, who provides his or her unique email address, who accepts the terms of service, and who confirms the validity of his/her email address, including some users who may initially be registered through an affiliate program or through strategic partnerships, which will qualify as registered users.

(d)

200,000 of the shares of Parent Preferred Stock issued to Messrs. Suchin and Schutzbank will bear a legend indicating that the shares are subject to forfeiture and cancellation on the terms set forth in this Section 1.14.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company Disclosure Schedule attached hereto, the Company represents and warrants to the Parent and Sub as follows:

Section 2.01

Organization and Good Standing; Qualifications.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign company and is in good standing in each jurisdiction where the conduct of its business makes such qualification necessary, except where the failure to be qualified would not have a Material Adverse Effect on the Company.  The Company has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is currently being conducted.

Section 2.02

Power; Authorization; Validity; Enforceability.  The Company has the requisite right, power, authority and capacity to execute, deliver and perform its

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obligations contemplated under this Agreement and all other agreements specified in or contemplated by this Agreement to which it is a party.  This Agreement and all other agreements specified in or contemplated by this Agreement constitute valid and binding obligations of the Company, as the case may be enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws or policies relating to or affecting creditors’ rights or by general principles of equity.

Section 2.03

Capitalization.

(a)

The total authorized shares of the Company consist of 10,000 shares of Common Stock, $0.00 par value.  There are no shares of Company Common Stock outstanding, except as disclosed on Section 2.03(a) of the Company Disclosure Statement.  All such outstanding shares of Company Common Stock have been duly authorized, validly issued and are fully paid and nonassessable.  All prior issuances of Company Common Stock were, at the time made, exempt from registration under all applicable Federal and state securities laws and regulations.

(b)

There are no existing subscriptions, options, warrants, agreements, calls, commitments, trusts (voting or otherwise), pledge agreements, buy/sell agreements, proxies, exchangeable securities, convertible securities, preemptive rights, rights of first refusal, Encumbrances or other rights of any kind whatsoever granting any interest in or the right to purchase or otherwise acquire any interest in or the right to purchase, at any time, or upon the occurrence of any stated event, any shares of Company Common Stock or other securities of the Company, whether or not presently issued or outstanding.

Section 2.04

No Conflicts.  Neither the execution and delivery by the Company of this Agreement or any of the other instruments or agreements referred to herein to which the Company is a party, the consummation by the Company of the transactions contemplated hereby or thereby, nor the compliance by the Company with any of the terms or provisions of any such instruments or agreements will: (a) constitute or result in a breach of any provision of the Organizational Documents of the Company; (b) contravene any Legal Requirements applicable to or binding upon the Company; (c) constitute or result in a material breach of any Contract, mortgage, indenture, agreement, commitment, lease, plan, authorization or other instrument, document or understanding, oral or written, to which the Company is a party or by which any of its respective assets or properties may be bound or affected (or result in the creation of any Encumbrance upon their respective assets or properties), or (d) give any party with rights thereunder, the right to terminate, modify in any material respect, accelerate or otherwise change in any material respects the existing rights or obligations of the Company hereunder.

Section 2.05

No Consents or Governmental Approvals Required.  No consent, approval or authorization of, or declaration, filing or registration by the Company with (a) any Governmental Body or (b) any other third party, is required in connection with

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the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.

Section 2.06

Financial Statements.  The Company has provided to Parent unaudited balance sheets, statements of operations, shareholders’ equity and cash flows for the three and six months ended June 30, 2007 (collectively, the “Preliminary Financial Statements”).  The Preliminary Financial Statements are accurate and complete in all material respects, fairly present the financial condition, results of operations, changes in shareholders’ equity and cash flows for the Company at the respective dates of and for the periods referred to in such Preliminary Financial Statements and are in accordance with GAAP; subject, in the case of the interim financial statements, to normal recurring year-end adjustments, the effect of which will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

Section 2.07

Litigation.  There is no Proceeding pending or claim asserted or, to the Knowledge of the Company, any basis therefore or threat thereof, to which the Company or its properties or assets are subject or, to the Knowledge of the Company, against any manager, officer, director or employee of the Company in connection with such Person’s relationship to actions taken on behalf of the Company before or by any Governmental Body.  There is no Proceeding pending or, to the Knowledge of the Company, threatened in any jurisdiction to suspend and/or revoke any License or, to the Knowledge of the Company, any basis for any such suspension or revocation or other penalties.  No such proceedings have been pending nor, to the Knowledge of the Company, threatened at any time during the past three years.  The Company has not been found in any administrative hearing to have violated any License and has conducted its business so as to comply in all material respects with each License and all applicable Legal Requirements.  There is no Proceeding pending or, to the Knowledge of the Company, threatened, which (a) questions the legality or propriety of the transactions contemplated by this Agreement, or (b) that may prevent, delay, make illegal, or otherwise interfere with any of the transactions contemplated by this Agreement, and to the Knowledge of the Company, there is no legislative or regulatory proposal that has been adopted or is pending which has a Material Adverse Effect on the Company.  There are no judgments, awards, decrees, injunctions, rules or orders of any Governmental Body or arbitrator outstanding against the Company.

Section 2.08

Compliance with Laws; Licenses.

(a)

To the Knowledge of the Company, the Company is in full compliance with all Legal Requirements applicable to the Company, the conduct and operation of its business and the ownership and use of its assets.

(b)

To the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement or (b) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature with respect to applicable Legal Requirements.

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(c)

The Company has not received any unresolved written or, to the Knowledge of Company, oral notice or other communication from any Governmental Body or any other Person regarding (a) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (b) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature with respect to applicable Legal Requirements.

(d)

To the Knowledge of the Company, the Company owns and possesses all Licenses from Governmental Bodies which are necessary to enable it to own or lease, operate and use its assets and to carry on and conduct its business as currently conducted.

(e)

To the Knowledge of Company, the Company has fulfilled and performed its obligations under each of the Licenses and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under or violation of any such License or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such License or which might adversely affect the rights of the Company under any such License.  To the Knowledge of the Company, no notice of cancellation, of default or of any dispute concerning any License, or of any event, condition or state of facts described in the preceding clause, has been received by, or is Known to, the Company.

(f)

To the Knowledge of the Company, the Company has operated and currently operates its business in full compliance with all applicable statutory rules, regulations, and provisions imposed by federal, state, and local government authorities

Section 2.09

Absence of Certain Changes or Events.

(a)

The Company has not engaged in any activity or entered into or carried out any transaction, or experienced any occurrence or circumstance since June 30, 2007, which has had or might reasonably be expected to have an adverse effect on the condition (financial or otherwise), properties, assets, prospects or operations of the Company.  Since June 30, 2007, the Company has conducted its business only in the Ordinary Course of Business and (a) there has been no damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting any of the assets of the Company; and (b) there has been no adverse change in the business, the operations, assets, liabilities, properties, profits, prospects or condition (financial or otherwise) of the Company and no fact or condition exists or is contemplated or threatened which might reasonably be expected to cause such a change in the future.

(b)

Without limiting the generality of the foregoing, since June 30, 2007, there has not been any:

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(i)

authorization, issuance, sale, delivery, or agreement to issue, sell or deliver, any shares of Company Common Stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury of the Company), or purchase, redemption, dividend, retirement, grant, or agreement to grant any options, warrants, registration rights, dividend rights or other rights calling for the issuance, sale or delivery of any capital stock, bonds or other corporate securities of the Company;

(ii)

increases or promises to increase any bonuses, salaries or other compensation to any manager, member, director, officer, or, other than in the Ordinary Course of Business, employee of the Company, or entry into any employment, severance, or similar Contract with any member, manager, officer or employee other than as contemplated by this Agreement;

(iii)

adoption of, or increase in the payments to or benefits under, any employee benefit plan;

(iv)

declaration or payment of any dividend or other distribution or payment in respect of units of membership, bonds or other corporate securities of the Company;

(v)

amendment to any of its Organizational Documents;

(vi)

sale, lease, or other disposition or damage or destruction or loss of any of its material assets or property or mortgage, pledge, or imposition of any lien or other Encumbrance on any of its material assets or properties;

(vii)

entry into, termination of, or receipt of notice of termination of any (i) employment, severance, joint venture, license or similar contract or (ii) any contract or transaction involving a total remaining commitment by the Company of at least $500;

(viii)

borrowings or agreements to borrow any funds or guarantees for the repayment of any indebtedness;

(ix)

sale (other than in the Ordinary Course of Business), lease or other disposition of any asset or property of the Company, or the creation of any Encumbrance on any asset or property of the Company;

(x)

cancellation or waiver of any claims or rights with a value to the Company in excess of $500;

(xi)

material change in the accounting methods used by the Company;

(xii)

preparation or filing of any Tax Return with respect to the Company or any asset of the Company that is inconsistent with past practice;

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(xiii)

settlements or compromises of any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes; or

(xiv)

agreement, whether oral or written, by it to do any of the foregoing.

Section 2.10

No Undisclosed Liabilities. To the knowledge of the Company, the Company has no liabilities or obligations of any nature, either direct or indirect, matured or unmatured, known or unknown or absolute, contingent or otherwise, except for liabilities reflected or reserved against in the Preliminary Financial Statements and current liabilities incurred in the Ordinary Course of Business since the date of the Preliminary Financial Statements, none of which (a) has had or is likely to have a Material Adverse Effect on the Company or (b) results from or relates to any breach of contract, breach of warranty, tort, infringement, or breach of law or arose out of any legal action or court order.  To the Knowledge of the Company, no basis exists for the assertion against the Company of any claim or liability of any nature other than those, if any, which have been disclosed in the Preliminary Financial Statements.

Section 2.11

Contracts.  Section 2.11 of the Company Disclosure Statement sets forth an accurate and complete list of all contracts, leases, arrangements and commitments (or where they are oral, accurate and complete written summaries thereof) (the “Material Contracts”).  The Company has fulfilled and performed its obligations under each of the Material Contracts, and the Company is not in, or, to the knowledge of the Company, alleged to be in, breach or default under, nor is there alleged to be any basis for termination of, any of the Material Contracts and, to the Knowledge of the Company, no other party to any of the Material Contracts has breached or defaulted thereunder.

Section 2.12

Insurance.  Section 2.12 of the Company Disclosure Statement sets forth a true and complete list of all insurance policies (except group health and life policies) held by the Company, including those covering its properties, equipment, fixtures, employees and operations.  Such list specifies with respect to each such policy, the insurer and agent, the types of coverage, limits, deductibles, annual premiums due thereunder and expiration dates.  Each such policy identified on Section 2.12 is currently in full force and effect.  All insurance premiums due according to the applicable payment schedules reflected in such policies have been, or will be, timely paid as of the Effective Time.

Section 2.13

Title to Assets.  The Company has good, valid and marketable title to all of the assets reflected in the Preliminary Financial Statements, free and clear of all Encumbrances.  There are no outstanding options, warrants, commitments, agreements or any other rights of any character entitling any Person to acquire any interest in all, or any part of, the assets of the Company.

Section 2.14

Real Property.

(a)

The Company does not have any fee interest in real property.

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(b)

The Company does not lease any real property, except as disclosed in Section 2.14(b) of the Company Disclosure Schedule.

Section 2.15

 Employees and Independent Contractors.  Except as set forth on Section 2.15 of the Company Disclosure Schedule:

(a)

the Company is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours including, without limitation, any such Laws respecting employment discrimination and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice;

(b)

there is no unfair labor practice charge or complaint against the Company pending or, to the Knowledge of the Company, threatened before the National Labor Relations Board or any other comparable authority;

(c)

the Company is not a party to any collective bargaining agreements;

(d)

there is no Proceeding, litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of the Company threatened, against Company relating to employment, employment practices, terms and conditions of employment or wages and hours;

(e)

there are no pending or, to the Knowledge of the Company, threatened strikes, lockouts or other work stoppages involving any persons employed by the Company;

(f)

there are no representation petitions or other similar petitions or requests for representation pending or, to the Knowledge of the Company, threatened, before the National Labor Relations Board or other federal, provincial, state, or local agency in connection with any persons employed by the Company;

(g)

the Company has no employees;

(h)

the Company has no accrued severance, vacation, bonus time, personal workdays or comparable employee benefit to any past or present employee;

(i)

all employees of the Company are terminable at will, subject only to the obligation to pay base compensation to the date of termination, with no obligation for severance payments or accrued bonuses.

Section 2.16

Employee Benefit Plans.  The Company is in compliance with the provisions of and regulations under ERISA, and the Code, which are applicable to any pension or other employee benefit plan established or maintained by the Company or to which contributions are made by the Company (a “Plan”) and the Company has met all of the funding standards applicable to each Plan, and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under any provision of applicable Law.  The Company has not, with respect to any Plan, engaged in

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a prohibited transaction, as provided in Section 406 of ERISA or Section 4975(c) of the Code.

Section 2.17

Books and Records.  The minute books, membership unit ownership records and other books of account and financial records of the Company have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.  Such books and records are accurate and complete and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Company.  The Company has not engaged in any transaction, maintained any bank account for the business or used any of the funds of the Company in the conduct of the business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business.

Section 2.18

Indebtedness.  Accurate and complete copies of all instruments evidencing indebtedness or any contingent indebtedness of the Company, including the following payables and promissory notes have been provided to Parent:

(a)

all promissory notes, guarantees of indebtedness, loan agreements and credit agreements to which the Company is a party; and

(b)

all indentures, mortgages, security agreements of the Company.

Section 2.19

Taxes.  The Company has timely paid all taxes and timely filed all federal, state, and local Tax Returns, and the deadline for timely filing any such returns has not expired.  The Company has established adequate reserves for all taxes accrued but not yet payable.  The Company has paid all taxes, assessments, and governmental charges that have become due or payable, including without limitation all taxes that the Company is obligated to withhold from amounts owing to employees, creditors, and third parties.  No deficiency assessment with respect to or proposed adjustment of the Company's federal, state, county or local taxes is pending or threatened.  There is no tax lien (other than for current taxes not yet due and payable), whether imposed by any federal, state, or local taxing authority, outstanding against the assets, properties, or business of the Company. The Company is not a party to or bound by any allocation, sharing, indemnity, or other agreement under which it could become liable to another person as a result of the imposition of tax on any person, or the assessment or collection of such a tax.  Neither the IRS nor any other Tax Authority has asserted any claim against the Company for Taxes related to the Company’s operations in writing, or, to the Knowledge of the Company, is threatening to assert any claims against the Company for such Taxes.  To the Knowledge of the Company, no audit or other examination of any Tax Return of the Company is presently in progress, nor has the Company been notified in writing of any request for such an audit or other examination.  There are no Liens for Taxes upon the assets of the Company.

Section 2.20

Disclosure.  None of the representations or warranties of any of the Company contained herein, none of the information contained in the Company Disclosure Schedule, and none of the other information or documents furnished by the Company or its representatives pursuant to the terms of this Agreement to Parent or any

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of its representatives, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.  There is no fact which adversely affects the assets or business of the Company which has not been set forth or referred to in this Agreement or the Company Disclosure Schedule.

Section 2.21

Brokers.  All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any Person acting on behalf of the Company in such a manner as to give rise to any valid claim against Parent or the Company for any brokerage or finder’s commission, fee or similar compensation.

Section 2.22

Intellectual Property.

(a)

The Company owns, or has a valid license to use or otherwise has the right to use, free and clear of all Encumbrances, all (i) patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing) (collectively, “Patents”), (ii) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, “Trademarks”), (iii) copyrights (including any registrations and applications therefor) (collectively “Copyrights”), (iv) software, (v) “mask works” (as defined under 17 U.S.C. §  901) and any registrations and applications for “mask works” and (vi) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies ( “Trade Secrets” and collectively, “Intellectual Property”), in the case of each of the foregoing clauses, used in or necessary for the conduct of the Company’s business as currently conducted (collectively, the “Company Intellectual Property”).

(b)

Section 2.22 of the Company Disclosure Schedule sets forth, for the Company Intellectual Property, a complete and accurate list as of the date hereof of (i) all U.S. and foreign (A) patents and patent applications, each as owned by the Company, (B) trademark registrations (including Internet domain name registrations), trademark applications, and material unregistered trademarks, each as owned by the Company and (C) copyright and mask work registrations and applications, and material unregistered copyrights, each as owned by the Company; and (ii) all material agreements (whether oral or written) (A) granting or obtaining any right to use or practice any rights under any Company Intellectual Property, or (B) restricting the Company’s rights to use any Company Intellectual Property, including license agreements, consulting and professional services agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the “Company License Agreements”).  The Company License Agreements are valid and binding obligations of the Company and, to the Knowledge of the Company, each of the other parties thereto, enforceable in

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accordance with their terms, except that the enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (2) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.  There exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by the Company or, to the Knowledge of the Company, any party under any such Company License Agreement.  The Company has not licensed or sublicensed, nor has any third party acquired, rights in any Company Intellectual Property other than pursuant to the Company License Agreements.

(c)

No royalties, honoraria or other fees are payable by the Company to any third parties for the use of or right to use any Company Intellectual Property except pursuant to the Company License Agreements identified on Section 2.22 of the Company Schedule.

(d)

Except as set forth in Section 2.22 of the Company Disclosure Schedule:

(i)

The Company is listed in the records of the appropriate U.S., state or foreign registry as the sole and current owner of record for each application and registration listed in Section 2.22 of the Company Disclosure Schedule;

(ii)

Each registered Copyright and Trademark owned by the Company and, to the Knowledge of the Company, each registered Copyright and Trademark not owned but used by the Company, is in full force and effect, and has not been canceled, expired, or abandoned, and is valid and enforceable.  To the Knowledge of the Company, each unregistered Copyright and Trademark owned by the Company and, each unregistered Copyright and Trademark not owned but used by the Company, is in full force and effect, and has not been canceled, expired, or abandoned, and is valid and enforceable;

(iii)

There has never been any claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction, nor, to the Knowledge of the Company, is there threatened or any valid basis for any such claim, suit, arbitration or other adversarial proceeding, (A) involving the Company Intellectual Property owned by the Company or the Company Intellectual Property licensed to the Company or (B) alleging that the activities or the conduct of the Company’s business does or will infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party, or challenging the ownership, use, validity, enforceability or registrability of any Company Intellectual Property.  There are no settlements, forbearances to sue, consents, judgments, orders or similar obligations

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other than the Company License Agreements to which the Company or any of its executive officers is subject or a party or the existence of which the Company or any of its directors or executive officers is otherwise aware which (1) materially restrict the Company’s rights to use any Company Intellectual Property, (2) materially restrict the Company’s business in order to accommodate a third party’s intellectual property rights or (3) permit any third party to use any Company Intellectual Property;

(iv)

To the Knowledge of the Company, the conduct of the Company’s business as currently conducted or planned to be conducted does not infringe upon (either directly or indirectly, such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party.  To the Knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Company Intellectual Property, and no claim, suit, arbitration or other adversarial proceeding alleging any such misappropriation, infringement, dilution or violation has ever been brought against any third party by the Company nor has the Company ever threatened any such claim against any third party;

(v)

The Company takes reasonable measures to protect the confidentiality of its Trade Secrets.  To the Knowledge of the Company, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement that fully protects the proprietary interests of the Company in and to such Trade Secrets.  To the Knowledge of the Company, no party to any non-disclosure agreement relating to the Company’s Trade Secrets is in breach or default thereof;

(vi)

No current or former partner, director, officer, or employee of the Company will, after giving effect to each of the transactions contemplated herein, own or retain any rights in or to any of the Company Intellectual Property; and

(vii)

The consummation of the transactions contemplated hereby will not result in any breach or default under any Company License Agreement, or require the consent of any party thereto and will not result in the loss or impairment of the Company’s rights to own or use any of the Company Intellectual Property, nor will it require the consent of any governmental authority or third party in respect of any such Company Intellectual Property.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

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Except as set forth in the Parent Disclosure Schedule attached hereto, the Parent represents and warrants to the Company as follows:

Section 3.01

Organization and Good Standing; Qualifications.  The Parent and Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign company and is in good standing in each jurisdiction where the conduct of its business makes such qualification necessary, except where the failure to be qualified would not have a Material Adverse Effect on the Parent and Sub.  The Parent and Sub have the requisite power and authority to own, lease and operate its properties and to carry on their business as it is currently being conducted.

Section 3.02

Power; Authorization; Validity; Enforceability.  The Parent and Sub have the requisite right, power, authority and capacity to execute, deliver and perform his obligations contemplated under this Agreement and all other agreements specified in or contemplated by this Agreement to which it is a party.  This Agreement and all other agreements specified in or contemplated by this Agreement constitute valid and binding obligations of the Parent and Sub, as the case may be enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws or policies relating to or affecting creditors’ rights or by general principles of equity.

Section 3.03

Capitalization.

(a)

The total authorized shares of the Parent consists of 50,000,000 shares of Common Stock, $0.001 par value, of which 38,371,969 shares are issued and outstanding, and 5,000,000 shares of Series A Convertible Preferred Stock, of which none are issued and outstanding. All such outstanding shares of Parent Capital Stock have been duly authorized, validly issued and are fully paid and nonassessable.  All prior issuances of Parent Capital Stock were, at the time made, exempt from registration under all applicable Federal and state securities laws and regulations.

(b)

The total authorized shares of the Sub consists of 1,000,000 shares of Common Stock, $0.001 par value, of which 1,000 shares are issued and outstanding, all of which are held by Parent. All such outstanding shares of Sub Common Stock have been duly authorized, validly issued and are fully paid and nonassessable.  All prior issuances of Sub Common Stock were, at the time made, exempt from registration under all applicable Federal and state securities laws and regulations.

(c)

There are no existing subscriptions, options, warrants, agreements, calls, commitments, trusts (voting or otherwise), pledge agreements, buy/sell agreements, proxies, exchangeable securities, convertible securities, preemptive rights, rights of first refusal, Encumbrances or other rights of any kind whatsoever granting any interest in or the right to purchase or otherwise acquire any interest in or the right to purchase, at any time, or upon the occurrence of any stated event,

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any shares of Parent or Sub Common Stock or other securities of the Parent and Sub, whether or not presently issued or outstanding.

Section 3.04

No Conflicts.  Neither the execution and delivery by the Parent and Sub of this Agreement or any of the other instruments or agreements referred to herein to which the Parent and Sub are a party, the consummation by the Parent and Sub of the transactions contemplated hereby or thereby, nor the compliance by the Parent and Sub with any of the terms or provisions of any such instruments or agreements will: (a) constitute or result in a breach of any provision of the Organizational Documents of the Parent and Sub; (b) contravene any Legal Requirements applicable to or binding upon the Parent and Sub; (c) constitute or result in a material breach of any Contract, mortgage, indenture, agreement, commitment, lease, plan, authorization or other instrument, document or understanding, oral or written, to which the Parent and Sub are a party or by which any of its respective assets or properties may be bound or affected (or result in the creation of any Encumbrance upon their respective assets or properties), or (d) give any party with rights thereunder, the right to terminate, modify in any material respect, accelerate or otherwise change in any material respects the existing rights or obligations of the Parent and Sub hereunder.

Section 3.05

No Consents or Governmental Approvals Required.  No consent, approval or authorization of, or declaration, filing or registration by the Parent and Sub with (a) any Governmental Body or (b) any other third party, is required in connection with the execution, delivery and performance of this Agreement by the Parent and Sub or the consummation by the Parent and Sub of the transactions contemplated hereby.

Section 3.06

Financial Statements.  Prior to Closing, the Parent will provide to Company accurate and complete copies of the (a) audited consolidated balance sheet of the Parent at December 31, 2006, including all notes thereto and the related audited consolidated statements of operations, shareholders’ equity and cash flows for the two years ended December 31, 2006; and (b) unaudited balance sheet of the Parent at June 30, 2006, including all notes thereto and the related unaudited consolidated statements of operations, shareholders’ equity and cash flows for the six months ended June 30, 2007 and the comparable period of the prior year (collectively, the “Parent Financial Statements”).  The Parent Financial Statements will be accurate and complete in all material respects, fairly present the financial condition, results of operations, changes in shareholders’ equity and cash flows for the Parent and Sub at the respective dates of and for the periods referred to in the Parent Financial Statements and are in accordance with GAAP; subject, in the case of the interim financial statements, to normal recurring year-end adjustments, the effect of which will not, individually or in the aggregate, have a Material Adverse Effect on the Parent and Sub.

Section 3.07

Litigation.  There is no Proceeding pending or claim asserted or, to the Knowledge of the Parent and Sub, any basis therefore or threat thereof, to which the Parent and Sub or their properties or assets are subject or, to the Knowledge of the Parent and Sub, against any manager, officer, director or employee of the Parent and Sub in connection with such Person’s relationship to actions taken on behalf of the Parent and Sub before or by any Governmental Body.  There is no Proceeding pending or, to the

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Knowledge of the Parent and Sub, threatened in any jurisdiction to suspend and/or revoke any License or, to the Knowledge of the Parent and Sub, any basis for any such suspension or revocation or other penalties.  No such proceedings have been pending nor, to the Knowledge of the Parent and Sub, threatened at any time during the past three years.  The Parent and Sub have not been found in any administrative hearing to have violated any License and has conducted its business so as to comply in all material respects with each License and all applicable Legal Requirements.  There is no Proceeding pending or, to the Knowledge of the Parent and Sub, threatened, which (a) questions the legality or propriety of the transactions contemplated by this Agreement, or (b) that may prevent, delay, make illegal, or otherwise interfere with any of the transactions contemplated by this Agreement, and to the Knowledge of the Parent and Sub, there is no legislative or regulatory proposal that has been adopted or is pending which has a Material Adverse Effect on the Parent and Sub.  There are no judgments, awards, decrees, injunctions, rules or orders of any Governmental Body or arbitrator outstanding against the Parent and Sub.

Section 3.08

Compliance with Laws; Licenses.

(a)

To the Knowledge of the Parent and Sub, the Parent and Sub are each in full compliance with all Legal Requirements applicable to the Parent and Sub, the conduct and operation of their respective businesses and the ownership and use of their assets.

(b)

To the Knowledge of the Parent and Sub, no event has occurred or circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by the Parent or Sub of, or a failure on the part of the Parent or Sub to comply with, any Legal Requirement or (b) may give rise to any obligation on the part of the Parent or Sub to undertake, or to bear all or any portion of the cost of, any remedial action of any nature with respect to applicable Legal Requirements.

(c)

The Parent or Sub have not received any unresolved written or, to the Knowledge of Parent and Sub, oral notice or other communication from any Governmental Body or any other Person regarding (a) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (b) any actual, alleged, possible or potential obligation on the part of the Parent and Sub to undertake, or to bear all or any portion of the cost of, any remedial action of any nature with respect to applicable Legal Requirements.

(d)

To the Knowledge of the Parent and Sub, the Parent and Sub own and possess all Licenses from Governmental Bodies which are necessary to enable them to own or lease, operate and use their assets and to carry on and conduct their respective businesses as currently conducted.

(e)

To the Knowledge of Parent and Sub, the Parent and Sub have fulfilled and performed their obligations under each of the Licenses and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under or violation of any such

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License or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such License or which might adversely affect the rights of the Parent and Sub under any such License.  To the Knowledge of the Parent and Sub, no notice of cancellation, of default or of any dispute concerning any License, or of any event, condition or state of facts described in the preceding clause, has been received by, or is Known to, the Parent or Sub.

(f)

To the Knowledge of the Parent and Sub, the Parent and Sub have operated and currently operates their respective businesses in full compliance with all applicable statutory rules, regulations, and provisions imposed by federal, state, and local government authorities

Section 3.09

Absence of Certain Changes or Events.

(a)

The Parent and Sub have not engaged in any activity or entered into or carried out any transaction, or experienced any occurrence or circumstance since June 30, 2007, which has had or might reasonably be expected to have an adverse effect on the condition (financial or otherwise), properties, assets, prospects or operations of the Parent or Sub.  Since June 30, 2007, the Parent and Sub have conducted their respective businesses only in the Ordinary Course of Business and (a) there has been no damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting any of the assets of the Parent or Sub; and (b) there has been no adverse change in the business, the operations, assets, liabilities, properties, profits, prospects or condition (financial or otherwise) of the Parent or Sub and no fact or condition exists or is contemplated or threatened which might reasonably be expected to cause such a change in the future.

(b)

Without limiting the generality of the foregoing, since June 30, 2007, there has not been any:

(i)

authorization, issuance, sale, delivery, or agreement to issue, sell or deliver, any shares of Parent Capital Stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury of the Parent or Sub), or purchase, redemption, dividend, retirement, grant, or agreement to grant any options, warrants, registration rights, dividend rights or other rights calling for the issuance, sale or delivery of any capital stock, bonds or other corporate securities of the Parent or Sub;

(ii)

increases or promises to increase any bonuses, salaries or other compensation to any manager, member, director, officer, or, other than in the Ordinary Course of Business, employee of the Parent and Sub, or entry into any employment, severance, or similar Contract with any member, manager, officer or employee other than as contemplated by this Agreement;

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(iii)

adoption of, or increase in the payments to or benefits under, any employee benefit plan;

(iv)

declaration or payment of any dividend or other distribution or payment in respect of units of membership, bonds or other corporate securities of the Parent or Sub;

(v)

amendment to any of their Organizational Documents, other than an amendment to Parent’s Organizational Documents to create the Parent Preferred Stock;

(vi)

sale, lease, or other disposition or damage or destruction or loss of any of their material assets or property or mortgage, pledge, or imposition of any lien or other Encumbrance on any of their material assets or properties;

(vii)

entry into, termination of, or receipt of notice of termination of any (i) employment, severance, joint venture, license or similar contract or (ii) any contract or transaction involving a total remaining commitment by the Parent or Sub of at least $500;

(viii)

borrowings or agreements to borrow any funds or guarantees for the repayment of any indebtedness;

(ix)

sale (other than in the Ordinary Course of Business), lease or other disposition of any asset or property of the Parent or Sub, or the creation of any Encumbrance on any asset or property of the Parent or Sub;

(x)

cancellation or waiver of any claims or rights with a value to the Parent or Sub in excess of $500;

(xi)

material change in the accounting methods used by the Parent or Sub;

(xii)

preparation or filing of any Tax Return with respect to the Parent or Sub or any asset of the Parent or Sub that is inconsistent with past practice;

(xiii)

settlements or compromises of any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes; or

(xiv)

agreement, whether oral or written, by it to do any of the foregoing.

Section 3.10

No Undisclosed Liabilities. To the knowledge of the Parent and Sub, the Parent and Sub have no liabilities or obligations of any nature, either direct or indirect, matured or unmatured, known or unknown or absolute, contingent or otherwise, except for liabilities reflected or reserved against in the Parent Financial Statements and current liabilities incurred in the Ordinary Course of Business since the date of the Parent Financial Statements, none of which (a) has had or is likely to have a Material Adverse Effect on the Parent and Sub or (b) results from or relates to any breach of contract,

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breach of warranty, tort, infringement, or breach of law or arose out of any legal action or court order.  To the Knowledge of the Parent and Sub, no basis exists for the assertion against the Parent and Sub of any claim or liability of any nature other than those, if any, which have been disclosed in the Parent Financial Statements.

Section 3.11

Contracts.  Section 3.11 of the Parent Disclosure Schedule  sets forth an accurate and complete list of all contracts, leases, arrangements and commitments (or where they are oral, accurate and complete written summaries thereof) (the “Material Contracts”).  The Parent and Sub have fulfilled and performed its obligations under each of the Material Contracts, and the Parent and Sub are not in, or, to the Knowledge of the Parent and Sub, alleged to be in, breach or default under, nor is there alleged to be any basis for termination of, any of the Material Contracts and, to the Knowledge of the Parent and Sub, no other party to any of the Material Contracts has breached or defaulted thereunder.

Section 3.12

Insurance.  Section 3.12 of the Parent Disclosure Schedule sets forth a true and complete list of all insurance policies (except group health and life policies) held by the Parent and Sub, including those covering its properties, equipment, fixtures, employees and operations.  Such list specifies with respect to each such policy, the insurer and agent, the types of coverage, limits, deductibles, annual premiums due thereunder and expiration dates.  Each such policy identified on Section 3.12 is currently in full force and effect.  All insurance premiums due according to the applicable payment schedules reflected in such policies have been, or will be, timely paid as of the Effective Time.

Section 3.13

Title to Assets.  The Parent and Sub have good, valid and marketable title to all of the assets reflected in the Financial Statements, free and clear of all Encumbrances.  There are no outstanding options, warrants, commitments, agreements or any other rights of any character entitling any Person to acquire any interest in all, or any part of, the assets of the Parent and Sub.

Section 3.14

Real Property.

(a)

The Parent and Sub do not have any fee interest in real property.

(b)

The Parent and Sub do not lease any real property.

Section 3.15

 Employees and Independent Contractors.  The Parent and Sub do not have any employees or independent contractors.

Section 3.16

Employee Plans.  The Parent and Sub does not have any employee benefit plans.

Section 3.17

Books and Records.  The minute books, membership unit ownership records and other books of account and financial records of the Parent and Sub have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.  Such books and records are accurate and complete and fairly reflect, in reasonable detail, the transactions and the

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assets and liabilities of the Parent and Sub.  The Parent and Sub have not engaged in any transaction, maintained any bank account for the business or used any of the funds of the Parent and Sub in the conduct of the business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business.

Section 3.18

Indebtedness.  Accurate and complete copies of all instruments evidencing indebtedness or any contingent indebtedness of the Parent and Sub, including the following payables and promissory notes have been provided to Company:

(a)

all promissory notes, guarantees of indebtedness, loan agreements and credit agreements to which the Parent and Sub are a party; and

(b)

all indentures, mortgages, security agreements of the Parent and Sub.

Section 3.19

Taxes.  The Parent and Sub have timely paid all taxes and timely filed all federal, state, and local Tax Returns, and the deadline for timely filing any such returns has not expired.  The Parent and Sub have established adequate reserves for all taxes accrued but not yet payable.  The Parent and Sub have paid all taxes, assessments, and governmental charges that have become due or payable, including without limitation all taxes that the Parent and Sub are obligated to withhold from amounts owing to employees, creditors, and third parties.  No deficiency assessment with respect to or proposed adjustment of the Parent and Sub's federal, state, county or local taxes is pending or threatened.  There is no tax lien (other than for current taxes not yet due and payable), whether imposed by any federal, state, or local taxing authority, outstanding against the assets, properties, or business of the Parent and Sub. The Parent and Sub are not a party to or bound by any allocation, sharing, indemnity, or other agreement under which it could become liable to another person as a result of the imposition of tax on any person, or the assessment or collection of such a tax.  Neither the IRS nor any other Tax Authority has asserted any claim against the Parent and Sub for Taxes related to the Parent and Sub’s operations in writing, or, to the Knowledge of Parent and Sub, is threatening to assert any claims against the Parent and Sub for such Taxes.  To the Knowledge of the Parent and Sub, no audit or other examination of any Tax Return of the Parent and Sub are presently in progress, nor has the Parent and Sub been notified in writing of any request for such an audit or other examination.  There are no Liens for Taxes upon the assets of the Parent and Sub.

Section 3.20

Disclosure.  None of the representations or warranties of any of the Parent and Sub contained herein, none of the information contained in the Parent Disclosure Schedule, and none of the other information or documents furnished by the Parent and Sub or its representatives pursuant to the terms of this Agreement to Parent or any of its representatives, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.  There is no fact which adversely affects the assets or business of the Parent and Sub which has not been set forth or referred to in this Agreement or the Parent Disclosure Schedule.

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Section 3.21

Brokers.  All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any Person acting on behalf of the Parent and Sub in such a manner as to give rise to any valid claim against Parent or the Parent and Sub for any brokerage or finder’s commission, fee or similar compensation.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

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Subject to Articles VII, during the period from the date of this Agreement and continuing through the Effective Time or such other date as may be specified herein below, the parties hereto further agree as follows:

Section 4.01

Access.  Through the Effective Time, each Party shall provide to the officers, employees and authorized representatives of the other party (including, without limitation, independent public accountants and attorneys) during normal business hours of the party, reasonable access to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation, and said access and information that may be necessary in connection with an environmental audit, if any, that the party may elect to commission) of the party that the other party deems necessary or desirable and shall furnish to the other party or its authorized representatives such additional information concerning the party as shall be reasonably requested, including all such information as shall be necessary to enable other party or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of the party contained in this Agreement have been complied with and to determine whether the conditions herein have been satisfied.  Each party agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the other party.  Each party further agrees that all information and documents obtained by the party in such investigation shall constitute “Confidential Information” as that term is defined in Section 4.06 herein.

Section 4.02

Third Party Consents; Governmental Consents.

(a)

Through the Effective Time, the Company will act diligently and reasonably to secure the consent, approval or waiver, in form and substance reasonably satisfactory to Parent, from any party to any Material Contracts required to be obtained to consummate the Merger.

(b)

Through the Effective Time, the Company and the Parent shall act diligently and reasonably, and shall cooperate with each other, to secure any consents and approvals of any Governmental Body to permit the consummation of the transactions contemplated by this Agreement; provided that neither party shall make any agreement or understanding adversely affecting the assets or business of the party as a condition for obtaining any such consents or approvals except with the prior written consent of the other party.

Section 4.03

Operations.  Through the Effective Time, the Company shall operate and carry on the business of the Company only in the Ordinary Course of Business and substantially as presently operated.  Consistent with the foregoing, the Company shall keep and maintain the assets of the Company in good operating condition and repair and shall use commercially reasonable best efforts consistent with good business practice to maintain the business organization of the Company intact and to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having dealings with the Company, and keep available the services of the present employees (subject to hiring and firing in the normal course of

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business) and independent contractors.  The Company shall preserve and maintain the Licenses and notifiy the Parent prior to implementing operational decisions of a material nature.  In connection therewith, the Company shall not (a) transfer or cause to be transferred from the Company any employee thereof; (b) except with the prior written approval of Parent, offer employment after the Effective Time to any employee of Company; or (c) otherwise attempt to persuade any such person to terminate his or her relationship with the Company.

Section 4.04

Except as expressly contemplated by this Agreement or except with the express written approval of the other party, neither party shall at any time prior to the Effective Time:

(a)

declare or pay any distributions on or make other distributions in respect of any of its membership units; (b) split, combine or reclassify any of its membership units or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its membership units; (c) repurchase, redeem or otherwise acquire any shares of its membership units or any securities convertible into or exercisable for any shares of its membership units; or (d) effect any reorganization or recapitalization;

(b)

issue, pledge, dispose of or encumber, deliver or sell, or authorize or propose the issuance, disposition, Encumbrance, pledge, delivery or sale of, any shares of its membership units of any class, or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

(c)

except to the extent required to comply with their respective obligations hereunder or required by law, to amend or propose to amend its Organizational Documents;

(d)

make any change in the company or the operations of the business;

(e)

make any capital expenditure or enter into any contract or commitment therefore, other than capital expenditures or commitments for capital expenditures incurred in the Ordinary Course of Business;

(f)

enter into any contract, agreement, undertaking or commitment, except in the Ordinary Course of Business;

(g)

enter into any contract for the purchase or lease of real property or any option to extend a lease;

(h)

sell, lease (as lessor), transfer or otherwise dispose of, or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the assets, other than inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the Ordinary Course of Business;

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(i)

cancel any debts owed to or claims held (including the settlement of any claims or litigation) other than in the Ordinary Course of Business;

(j)

create, incur, assume, or guarantee or agree to create, incur, assume or guarantee, any indebtedness for borrowed money or enter into, any capitalized lease obligations;

(k)

delay or accelerate payment of any account payable or other liability of the business beyond or in advance of its due date or the date when such liability would have been paid in the Ordinary Course of Business;

(l)

make, or agree to make, any payment of cash or distribution of assets to any Affiliates;

(m)

establish, adopt or enter into any new employee benefit plans or agreements (including pension, profit sharing, bonus, incentive compensation, director and officer compensation, severance, medical, disability, life or other insurance plans, and employment agreements) or amend or modify any existing employee benefit plans, or extend coverage of the employee benefit plans, except for extensions of such plans in the Ordinary Course of Business or and as required by applicable law;

(n)

except in the Ordinary Course of Business or as required under the terms of any employment agreements validly existing on the date hereof, (a) increase the compensation payable or to become payable to any employees or independent contractors or otherwise amend any agreement with any employee or independent contract; or (b) take any action with respect to the grant of any severance or termination pay, stay bonus or other incentive arrangement (other than as required by applicable law or as required pursuant to employee benefit plans and policies in effect on the date of this Agreement or as described in the Schedules hereto), nor shall the party amend any such agreement, plan or policy;

(o)

issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of other Persons;

(p)

make any loans, advances or capital contributions to, or investments in, any other Person;

(q)

permit any insurance policy naming it as a beneficiary, owner or loss payable payee to be canceled or terminated, except in the Ordinary Course of Business;

(r)

enter into any Contract that, if such agreement or contract were in effect on the date hereof, would constitute a Material Contract;

(s)

make or revoke any election relating to Taxes, settle or compromise any claim, action, suit, litigation, Proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable law, make any change to any of its methods of accounting or methods of reporting income or

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deductions for Tax purposes from those employed in the preparation of its Tax Return most recently filed prior to the date of this Agreement;

(t)

fail to duly and timely file or cause to be filed all Tax Returns required to be filed with any Tax Authority or fail to promptly pay or cause to be paid when due all Taxes, including interest and penalties levied or assessed;

(u)

take any action that is reasonably likely to result in any of the conditions contemplated herein to not be satisfied;

(v)

make any material change in the accounting policies applied in the preparation of the Financial Statements except to the extent required by Legal Requirements;

(w)

make any adverse modification to any Material Contract;

(x)

enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to its assets or business;

(y)

acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets material to such companies taken as a whole, except for the purchase of assets from suppliers or vendors in the Ordinary Course of Business; or

(z)

sell, lease, license, encumber or otherwise dispose of, any assets material to the party taken as a whole.

Section 4.05

Payments by or to Related Parties.  Each Party shall prior to the Effective Time (a) cause all amounts owed by the Party to any shareholder, director, officer, manager, member or employee of the Party, and their respective Affiliates and family members, net of any amounts then owed by any of them to the Party, to be settled in full or canceled with no liability to the Party, and (b) cause all such related parties to pay to the party in full any net amount owed to the Party.

Section 4.06

Confidential Information.  Prior to, on and after the Effective Time, each party shall keep secret and retain in the strictest confidence all confidential matters, and shall not use for the benefit of themselves or others any confidential matters of the party, including, without limitations, “know-how,” trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, designs and design projects, inventions and research projects of the party (hereinafter, “Confidential Information”).  Each Party (the "Receiving Party") undertakes to retain in confidence all Confidential Information that it receives from the other Party pursuant to or in connection with this Agreement which is either designated as proprietary and/or confidential or, by the nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary and/or confidential.   Each Party agrees to use commercially reasonable efforts to protect

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Confidential Information of the other Party, and in any event, to take precautions at least as great as those taken to protect its own confidential information of a similar nature.  Each Party shall also notify the other promptly in writing in the event such Party learns of any unauthorized use or disclosure of any Confidential Information that it has received from the other Party, and will cooperate in good faith to remedy such occurrence to the extent reasonably possible.  The restrictions set forth in this Paragraph shall not apply to any information that: (i) was known by the Receiving Party without obligation of confidentiality prior to disclosure thereof by the other Party; (ii) was in or entered the public domain through no fault of the Receiving Party; (iii) is disclosed to the Receiving Party by a third party legally entitled to make such disclosure without violation of any obligation of confidentiality; (iv) is required to be disclosed by applicable laws or regulations (but in such event, only to the extent required to be disclosed); or (v) is independently developed by the Receiving Party without reference to any Confidential Information of the other Party.  Upon request of the other Party, each Party shall return to the other all materials, in any medium, which contain or reveal all or any part of any Confidential Information of the other Party.

Section 4.07

Responsibility to Notify.  From the date hereof through the Effective Time, each party shall promptly notify the other party in writing of any event, condition or circumstances occurring from the date hereof through the Effective Time which would cause any representation or warranty of the notifying party contained in Articles II or III to become misleading, inaccurate or false or which would constitute a material violation or breach of this Agreement, and the failure of a party to so notify the other party shall preclude the party obligated to provide such notice from asserting any claim against the other party in respect of such matters.

Section 4.08

Disclosure Supplements.  Prior to the Closing, the parties may supplement or amend the schedules referred to in Articles II or III with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in a schedule or which is necessary to correct any information in a schedule or in any representation and warranty of the Company or Parent or Sub, as the case may be, which has been rendered inaccurate thereby.  Only the representations and warranties made by the Company, Parent or Sub, as the case may be, as amended or supplemented pursuant to this Section  shall be the basis for any indemnification pursuant to this Agreement; provided that any such supplement or amendment shall not waive, limit or otherwise affect the conditions to Closing set forth in Sections 5.01 and 5.02 which shall be based on the representations and warranties, covenants and agreements made as of the date of this Agreement (without regard to any modification, amendment or supplement thereto made pursuant to this Section).

Section 4.09

Publicity.  Except as may be required by applicable Legal Requirements, no party to this Agreement shall, or shall allow any of its Affiliates to, make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior consent of the other party which consent shall not be unreasonably withheld, and the parties shall cooperate as to the timing and contents of any such announcement.

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Notwithstanding the foregoing, after the initial announcement of the transactions contemplated hereby by the parties and provided that the Closing has occurred, then each party may issue further press releases, tombstones and similar announcements without the written consent of the other party; provided that such announcements are consistent with and not broader in scope with respect to the information they disclose, than the announcements previously mutually agreed.

ARTICLE V

CONDITIONS

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Section 5.01

Conditions to Obligations of Company.  The Company’s obligation to consummate the Merger and to take the other actions required to be taken by the Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

(a)

Representations, Warranties and Covenants of Parent and Sub.  Parent and Sub shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by or as of the Effective Time, and, its representations and warranties contained in this Agreement shall be accurate and complete in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on the Effective Time as if made on such date, except representations and warranties made as of a specific date, which shall be true as of such date.

(b)

At Closing, there shall be no material change in the Parent’s financial condition from that reflected in the pro forma financial statements of Parent provided to Company prior to the date of this Agreement.

(c)

Prior to the Effective Time, Parent will have filed all periodic reports required by Sections 13 or 15 of the Securities Exchange Act, and the Company shall be reasonably satisfied with the contents thereof.

(d)

Officer’s Certificate of Parent.  The Parent shall have delivered to the Company a certificate, dated the Effective Time and signed by the Parent’s chief executive officer, certifying that the Parent has fulfilled the conditions set forth in this Section 5.01.

(e)

Officer’s Certificate of Sub.  The Sub have delivered to the Company a certificate, dated the Effective Time and signed by the Sub’s chief executive officer, certifying that the Sub has fulfilled the conditions set forth in this Section 5.01.

(f)

Consents.  The Parent and Sub shall have obtained, prior to the Effective Time, the following consents, waivers and releases from third parties to the transactions contemplated in this Agreement:  none.

(g)

No Pending or Threatened Litigation.  On the Effective Time, no action or other proceeding, or injunction or final judgment relating thereto, shall be pending or, threatened before any Governmental Body in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and which could reasonably be expected materially and adversely to damage the Company if the transactions contemplated hereby are consummated.

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(h)

The Parent shall have received irrevocable commitments to purchase at least 8,500,000  shares of Parent Common Stock at $0.10 per share (post-split) in a private offering under Rule 506 of the Regulation D.

Section 5.02

Conditions to Obligations of Parent and Sub.  Parent and Sub’s obligation to consummate the Merger and to take the other actions required to be taken by the Parent and Sub at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Parent and Sub, in whole or in part):

(a)

Representations, Warranties and Covenants of Company.  The Company shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it, by and as of the Effective Time, and its representations and warranties contained in this Agreement shall be accurate and complete in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on the Effective Time as if made on such date, except representations and warranties made as of a specific date, which shall be true as of such date.

(b)

No Material Adverse Effect.  The Company shall not have suffered or incurred any Material Adverse Effect or suffered or incurred any damage, destruction or loss materially and adversely affecting its assets or business, whether or not such damage, destruction or loss has been insured against.

(c)

Officer’s Certificate.  The Company shall have delivered to the Parent and Sub a certificate, dated the Effective Time and signed by the Company’s chief executive officer certifying that the Company has fulfilled the conditions set forth in this Section 5.02.

(d)

Secretary's Certificate.  The Company shall have delivered to the Parent and Sub a certificate of the Secretary of the Company certifying, as accurate and complete as of the Closing, attached copies of the Organizational Documents of the Company.

(e)

Consents.  The Company shall have obtained, prior to the Effective Time, the following consents, waivers and releases from third parties to the transactions contemplated in this Agreement: None.

(f)

No Pending or Threatened Litigation.  On the Effective Time, no action or other proceeding, or injunction or final judgment relating thereto, shall be pending or, threatened before any Governmental Body in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and which could reasonably be expected materially and adversely to damage the Parent or Sub if the transactions contemplated hereby are consummated.

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(g)

The Parent has received an (a) audited balance sheet of the Company at December 31, 2006, a statement of operations, shareholders’ equity and cash flows from inception to December 31, 2006; and (b) unaudited balance sheet, statements of operations, shareholders’ equity and cash flows for the three six months ended June 30, 2007 and the comparable period of the prior year (collectively, the “Financial Statements”), and there is no material difference between the Financial Statements and the Preliminary Financial Statements.

Section 5.03

Conditions to Obligations of Parent, Sub and Company.  The obligation of the Parent, Sub and Company to consummate the Merger and to take the other actions required to be taken by the Parent and Sub at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Parent, Sub and Company, in whole or in part):

(a)

The Parent shall have obtained the cancellation of 18,645,000 shares of Parent Common Stock to reduce the number of outstanding shares of Parent Common Stock from 38,371,969 shares to approximately 19,726,979  shares immediately prior to the Closing.

(b)

The Parent shall have obtained the cancellation of all options, warrants, securities convertible into Parent Capital Stock, or any other obligation or commitment to issue Parent Capital Stock, except for $182,000 principal amount of 6% convertible notes, which are convertible at $0.05 per share, and any other convertible notes issued after the date of this Agreement to fund the costs of completing the transaction contemplated herein, which notes shall be converted into Parent Common Stock.

(c)

Each party shall be in good standing as a corporation under the laws of the state of its formation, not be the subject of any pending or threatened litigation, shall be authorized to conduct business in all jurisdictions in which it engages in business, and shall have filed all appropriate state and federal tax returns.

(d)

The Parent and the Company shall have obtained all director and shareholder approvals that are necessary to consummate the transaction.

(e)

The parties shall be satisfied that the issuance of Parent Preferred Stock hereunder will be exempt from registration under the Securities Act of 1933, and applicable state blue sky laws.

ARTICLE VI

INDEMNIFICATION

Section 6.01

Survival of the Representations, Warranties and Covenants.  The representations and warranties of the Company, Parent and Sub contained in or made pursuant to this Agreement or any documents delivered hereunder shall survive the Closing and shall remain operative and in full force and effect through the second

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anniversary of the Effective Time regardless of any investigation or statement as to the results thereof made by or on behalf of any Person before or after the Closing, except that such time limitation shall not apply to any matter as to which a claim has been submitted in writing prior to the applicable expiration date of the underlying representation or warranty with respect thereto.  All statements contained in any schedule to this Agreement, certificate or other instrument delivered pursuant to this Agreement shall constitute representations and warranties made by the delivering party under this Agreement.  All covenants and agreements contained herein, including the indemnification obligation contained herein shall survive until performed in accordance with their terms.

Section 6.02

Indemnification by Company.  The Company shall defend, indemnify and hold harmless the Parent and Sub and their respective Affiliates, subsidiaries, shareholders, officers, directors and employees or any Person claiming by or through Parent or Sub and their respective successors and assigns from and against, and shall reimburse them for, any and all demands, claims, recoveries, obligations, losses, damages, deficiencies and liabilities (each, a “Claim”), and all reasonable and related costs, expenses (including reasonable attorneys’ and accountants’, fees and disbursements and investigatory expenses), interest and penalties (collectively, “Losses”), which any of them incurs or suffers which results from, arises out of or is in connection with:

(a)

the breach of any of the representations or warranties (including any misrepresentations in, or omission from, any certificate or other document furnished or to be furnished by it to Parent or Sub hereunder), or made by the Company in or under this Agreement;

(b)

the non-fulfillment, in whole or in part, of any covenant or agreement made by the Company in or under this Agreement;

(c)

the conduct of the Business and use and ownership of the Company’s assets on or prior to the Effective Time;

(d)

any attempt (whether or not successful) by any Person to cause or require Parent or Sub to pay or discharge any debt, obligation, liability or commitments, the existence of which would constitute a breach of any representation, warranty, covenant or agreement of the Company contained in or contemplated by this Agreement;

(e)

any brokerage or finder’s fee or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with the Company (or any Person acting on their behalf) in connection with any of the transactions contemplated herein; and

(f)

all actions, suits, Proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing.

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Section 6.03

Indemnity by Parent.  Parent shall defend, indemnify and hold harmless each of the Company, and their respective successors and assigns from and against, and shall reimburse them for, any and all Claims and Losses, which any of them incurs or suffers which results from, arises out of or is in connection with:

(a)

the breach of any representation or warranty (including any misrepresentation in, or omission from, any certificate or other document furnished or to be furnished by it to Company hereunder), made by Parent or Sub in or under this Agreement;

(b)

the non-fulfillment, in whole or in part, of any covenant or agreement made by Parent or Sub in or under this Agreement;

(c)

any attempt (whether or not successful) by any Person to cause or require the Company to pay or discharge any debt, obligation, liability or commitments, the existence of which would constitute a breach of any representation, warranty, covenant or agreement of the Parent or Sub contained in or contemplated by this Agreement;

(d)

any broker or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with Parent or Sub (or any Person acting on its behalf) in connection with any of the transactions contemplated herein; or

(e)

all actions, suits, Proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing.

Section 6.04

Notice of Indemnified Claims; Settlement.  If any Person entitled to indemnification pursuant to Section 6.02, or 6.03 of this Agreement (an “Indemnified Party”) is threatened in writing with any claim by any Person who is a party to this Agreement, or any claim is presented in writing to, or any action or Proceeding formally commenced against, an Indemnified Party by any Person who is not a party to this Agreement and such claim, action or Proceeding may give rise to the right of indemnification hereunder or reimbursement, the Indemnified Party will give written notice thereof as promptly as reasonably practicable to any indemnifying party; provided that any delay by the Indemnified Party in so notifying an indemnifying party shall not relieve any indemnifying party of any liability to the Indemnified Party hereunder except to the extent adversely prejudiced by such delay.  The Indemnified Party shall be entitled, at the sole expense and liability of the indemnifying party, to exercise full control of the defense, compromise or settlement of any such claim, action or Proceeding unless the indemnifying party, within a reasonable time after the giving of such notice by the Indemnified Party, shall notify the Indemnified Party in writing of such indemnifying party’s intention to assume the defense, compromise or settlement of any such claim, action or Proceeding in accordance herewith, in which case the indemnifying party shall have the full control of the defense, compromise or settlement of any such claim, action or Proceeding.  After notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Party for any legal or other expenses, except as provided below.  The

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Indemnified Party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (a) the attorneys for the Indemnified Party shall have reasonably concluded that there will likely be a conflict of interest between the indemnifying party and the Indemnified Party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such claim, action or Proceeding on behalf of the Indemnified Party), (b) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such claim, action or Proceeding or (c) any relief other than the payment of money damages is sought against the Indemnified Party, in each of which cases the reasonable fees and expenses of such separate counsel (but not more than one separate firm for all Indemnified Parties as to any single action or Proceeding in any one jurisdiction) shall be borne by the indemnifying party.  No indemnifying party shall settle or compromise any such claim, action or Proceeding in which any relief other than the payment of money damages is sought against any Indemnified Party unless the Indemnified Party consents in writing to such compromise or settlement, which consent shall not be unreasonably withheld; provided that if the Indemnified Party does not consent to such a settlement, the indemnifying party shall have no liability or obligation to the Indemnified Party in such claim, obligation or Proceeding in excess of the amount proposed to be paid to settle or compromise the claim, action or Proceeding.  The party responsible for the defense of any claim, action or proceeding shall, to the extent reasonably requested by the other party, keep such other party informed as to the status of such claim, action or proceeding, including without limitation, all settlement negotiations and offers.

Section 6.05

Characterization of Payments.  Any payments made to any party pursuant to this Article 6 shall constitute an adjustment of the consideration paid for Tax purposes and shall be treated as such by the parties hereto on their Tax Returns to the extent permitted by law.

Section 6.06

Exclusive Remedy.  The indemnification provisions of this Article 6 shall be the exclusive remedy following the Closing for any breaches or alleged breaches of any representation, warranty, covenant or agreement contained herein or for any Losses relating to or arising out of this Agreement or the transaction contemplated hereby.  Each of the parties hereto, on behalf of itself and its officers, directors, employees, shareholders, partners, affiliates, agents or representatives (collectively, such party’s “Representatives”), agrees not to bring any actions or proceedings, at law, equity or otherwise, against any other party or its Representatives, in respect of any breaches or allege breaches of any representation, warranty representation, warranty, covenant or agreement contained herein or for any Losses relating to or arising out of this Agreement, except pursuant to the express provisions of this Article 6.

Section 6.07

Taxes and Insurance.  The amount of the Losses suffered by an indemnified party for which indemnification is provided hereunder shall be net of any insurance payment or other recovery which the Indemnified Party or its Representatives realizes in respect of or as a result of or the facts or circumstances relating thereto.  If, after the Closing, either party hereto suffers or realizes Losses for which it is indemnified hereunder by the other party, such Indemnified Party shall promptly seek the maximum

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recovery or other benefit available to it under any applicable insurance policy. An Indemnified Party shall furnish to the indemnifying party, on demand, a certificate of its chief financial officer verifying the amount of any such insurance recovery or other benefit. If any Losses for which indemnification is provided hereunder are reduced by any such insurance payment or other recovery from a third party following an indemnification payment hereunder, the amount of such reduction shall be remitted to the indemnifying party.

ARTICLE VII

TERMINATION

Section 7.01

Grounds for Termination.  This Agreement may be terminated:

(a)

at any time prior to the Effective Time by mutual consent of the Company and the Parent; or

(b)

by the Parent or the Company if the Effective Time has not occurred by December 1, 2007, or such later date as the parties may have agreed to in writing; or

(c)

by the Parent by written notice to the Company if any of the conditions set forth in Section 5.02 or 5.03 of this Agreement have not been met on or prior to the Effective Time and have not been waived by Parent; or

(d)

by the Company by written notice to the Parent if any of the conditions set forth in Section 5.01 or 5.03 of this Agreement have not been met on or prior to the Effective Time and have not been waived by the Company.

Section 7.02

Effect of Termination.  If this Agreement is terminated pursuant to Section 7.01, then each of the parties hereto shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and this Agreement shall become void and have no further force or effect, except that the obligations under Section 4.06 (Confidential Information), Section 4.09 (Publicity), and Article VIII (General Provisions) shall survive any such termination and shall be enforceable hereunder; provided, however, that termination shall not relieve any party in default or breach of this Agreement prior to such termination from any liability for such default or breach.

ARTICLE VIII

GENERAL PROVISIONS

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Section 8.01

Modification; Amendment or Waiver.  This Agreement may be modified or amended only by a written instrument executed by the parties hereto.  Any of the terms and conditions of this Agreement may be waived in writing at any time on or prior to the Effective Time by the party entitled to the benefits thereof.

Section 8.02

Entire Agreement.  This Agreement, including the schedules hereto (which are hereby incorporated by reference and made a part hereof), supersedes all other prior agreements, understandings, representations and warranties, oral or written, between the parties hereto in respect of the subject matter hereof.

Section 8.03

Expenses.  Except as otherwise specifically provided herein, whether or not the transactions contemplated herein are consummated, each party shall pay its own expenses incident to the preparation and performance of this Agreement, except that the Parties agree that the Parent shall pay up to $75,000 of legal, accounting, auditing fees and other costs associated with this Agreement incurred by the Parent, Sub or Company or the satisfaction of the conditions to Closing following the Effective Time.

Section 8.04

Further Assurances.  From time to time prior to, at and after the Effective Time, each party hereto will execute all such instruments and take all such actions as the other, being advised by counsel, shall reasonably request (and which it is reasonably within their respective powers to accomplish), in connection with the carrying out and effectuating of the intent and purposes hereof and all transactions and things contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered at Closing, and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby.

Section 8.05

Notices.  Any notice or other communication required or permitted under this Agreement by any party to the other shall be in writing, and shall be deemed effective upon (a) personal delivery, if delivered by hand; (b) three days after the date of deposit in the mails, if mailed by certified or registered mail, postage prepaid, return receipt requested; (c) the next business day, if sent by a prepaid overnight courier service; or (d) when sent, if sent by facsimile transmission with confirmed receipt, and in each case addressed as follows:

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If to Company:

College Tonight, Inc.

6380 Wilshire Boulevard

Suite, #1020

Los Angeles, CA 90048

Attention:  Zachary Suchin

with a copy to:

Salvo Landau Gruen & Rogers

510 Township Line Road, Suite 150

Blue Bell, PA  19422

Attention:  Stephen A. Salvo, Esq.

If to Parent or Sub:

Simex Technologies, Inc.

4545 Wieuca Road, Bldg 2

Atlanta, Georgia 30342

Attention:  Warren Traver, Esq.

with a copy to:

Jones, Haley & Mottern, P.C.

115 Perimeter Center Place

South Terraces, Suite 170

Atlanta, Georgia 30346

Attention:  Robert J. Mottern, Esq.

or to such other address or to such other Person as any party hereto shall have last designated by notice to another party in accordance with the provisions of this Section 10.5.

Section 8.06

Assignment.  Neither Party may assign any of its rights or obligations hereunder without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 8.07

Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall constitute one and the same instrument.

Section 8.08

Facsimile Signatures.  This Agreement and any other document or agreement executed in connection herewith (other than any document for which an originally executed signature page is required by law) may be executed by delivery of a facsimile copy of an executed signature page with the same force and effect as the

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delivery of an originally executed signature page.  If any party delivers a facsimile copy of a signature page to this Agreement or any other document or agreement executed in connection herewith, such party shall deliver an originally executed signature page within three business days of delivering such facsimile signature page or at any time thereafter upon request; provided, however, that the failure to deliver any such originally executed signature page shall not affect the validity of the signature page delivered by facsimile, which has and shall continue to have the same force and effect as the originally executed signature page.

Section 8.09

Governing Law.  This Agreement shall be construed, performed and enforced in accordance with the laws of the State of Georgia.

Section 8.10

Consent to Jurisdiction.  Each party to this Agreement hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of a court sitting in Fulton County, Georgia for any actions, suits or Proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party agrees not to commence any action, suit or Proceeding relating thereto except in such court), and further agrees that service of any process, summons, notice or document in accordance with the Notice provisions herein shall be effective service of process for any action, suit or Proceeding brought against such party in any such court.

Section 8.11

  Headings.  The article and section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

Section 8.12

 Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

Section 8.13

  No Third Party Beneficiaries.  Except as otherwise specifically set forth herein, nothing in this Agreement will be construed as giving any person, other than the parties to this Agreement and their successors and permitted assigns, any right, remedy or claim under, or in respect of, this Agreement or any provision hereof.

Section 8.14

  Interpretation.  Except as otherwise provided or if the context otherwise requires, whenever used in this Agreement, (a) any noun or pronoun shall be deemed to include the plural and the singular, (b) the terms “include” and “including” shall be deemed to be followed by the phrase “without limitation,” (c) the word “or” shall be inclusive and not exclusive, (d) unless the context otherwise requires, all references to Articles and Sections refer to Articles and Sections of this Agreement, all references to a particular Schedule refer to the Schedules attached to this Agreement, and all references to exhibits are to exhibits attached to this Agreement, (e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (f) any definition of or reference to any law, agreement, instrument or other document herein will be construed as referring to

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such law, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, and (g) any definition of or reference to any statute will be construed as referring also to any rules and regulations promulgated thereunder.

Section 8.15

WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement and Plan of Merger to be executed and delivered by their respective officers thereunto duly authorized.

Parent:

SIMEX TECHNOLOGIES, INC.

By:

Name: Kjell Jagelid

Title: Chief Executive Officer

Sub:

SIMEX CT ACQUISITION CORP.

By:

Name: Kjell Jagelid

Title: Chief Executive Officer

Company:

COLLEGE TONIGHT, INC.

By:

Name: Zachary Suchin

Title: Chief Executive Officer

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